Exhibit 10.20

2870 Holmgren Way, PO Box 11361	MASTER LEASE AGREEMENT # 2170
Green Bay WI 54307
800-657-4639

This Master Lease Agreement (“Lease”) is entered into between Associated Bank, National Association, a national banking association, (herein called “Lessor”), and SigmaTron International, Inc (herein called “Lessee”) located at 2201 Landmeir Road; Elk Grove Village, IL 60007[Lessee Address].

1.	LEASING.

Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor, the equipment described on any schedule(s) (herein called “Schedule”) attached to this Lease and made a part hereof from time to time following execution by the Lessee and Lessor, (herein with all replacement parts, repairs, additions, and accessories called “Equipment”), on the terms and conditions of the Lease and as set forth on any Schedule. Lessee agrees that, at the option of Lessor, any Schedule shall be a separately enforceable Lease, the terms and conditions of which shall be those set forth herein.

2.	ORDERING EQUIPMENT.

Lessee hereby requests Lessor to order the Equipment from a supplier (herein called “Supplier”), and to arrange for delivery to Lessee, at Lessee’s sole cost and expense.

3.	DISCLAIMER OF WARRANTIES AND WAIVER OF DEFENSES.

LESSOR, NEITHER BEING THE MANUFACTURER NOR A SUPPLIER, NOR A DEALER IN THE EQUIPMENT, NOR AN AGENT OF THE MANUFACTURER, SUPPLIER OR DEALER, MAKES NO WARRANTY, DIRECT OR INDIRECT, EXPRESS OR IMPLIED, AS TO FITNESS, DESIGN, CONDITION, CAPACITY, PERFORMANCE, SUITABILITY OR ANY OTHER ASPECT OF THE EQUIPMENT OR ITS MATERIAL OR WORKMANSHIP, LESSOR DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE. LESSOR FURTHER DISCLAIMS ANY LIABILITY FOR LOSS, DAMAGE OR INJURY TO LESSEE OR THIRD PARTIES AS A RESULT OF ANY DEFECTS, LATENT OR OTHERWISE, IN THE EQUIPMENT WHETHER ARISING FROM THE APPLICATION OF THE LAWS OF STRICT LIABILITY OR OTHERWISE. LESSEE LEASES THE EQUIPMENT FROM LESSOR “AS-IS” AND THEREFORE ALL OF THE RISKS ASSOCIATED WITH LEASING THE EQUIPMENT ARE, AS BETWEEN LESSOR AND LESSEE, TO BE BORNE BY LESSEE AT ITS SOLE COST AND EXPENSE.

LESSEE HAS SELECTED THE EQUIPMENT AND THE SUPPLIER OF THE EQUIPMENT AND ACKNOWLEDGES THAT LESSOR HAS NOT RECOMMENDED THE EQUIPMENT OR THE SUPPLIER OF THE EQUIPMENT. LESSOR SHALL HAVE NO LIABILITY FOR SPECIFIC PERFORMANCE BY THE SUPPLIER OR FOR ANY LOSS OR DAMAGE DUE TO DELAYS IN DELIVERY OR SUPPLIER’S FAILURE TO FULFILL

THEIR ORDER OR ANY PART OF THE ORDER, OR THE SUPPLIER’S FAILURE TO INSTALL, MAINTAIN, ERECT, TEST, ADJUST OR SERVICE THE EQUIPMENT ALL OF WHICH ARE, AS BETWEEN LESSOR AND LESSEE, TO BE BORNE SOLELY BY LESSEE. REGARDLESS OF CAUSE, LESSEE WILL NOT ASSERT ANY CLAIM WHATSOEVER AGAINST LESSOR FOR LOSS OF ANTICIPATED PROFITS OR ANY OTHER INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ALL OF WHICH ARE, AS BETWEEN LESSOR AND LESSEE, TO BE BORNE SOLELY BY LESSEE. LESSOR SHALL NOT BE RESPONSIBLE FOR ANY DAMAGES OR COSTS WHICH MAY BE ASSESSED AGAINST LESSEE IN ANY ACTION FOR INFRINGEMENT OR UNDER ANY UNITED STATES LETTERS PATENT ALL OF WHICH ARE, AS BETWEEN LESSOR AND LESSEE, TO BE BORNE SOLELY BY LESSEE. LESSOR MAKES NO WARRANTY AS TO THE TREATMENT OF THIS LEASE FOR TAX OR ACCOUNTING PURPOSES.

4.	RIGHTS AGAINST SUPPLIER.

By signing this Lease below, Lessee acknowledges: (a) that Lessee selected Supplier and directed Lessor to acquire the Equipment from Supplier; (b) that Lessee is entitled under Wisconsin law to the promises and warranties, including those of a third party, provided to Lessor by Supplier in connection with or as part of the agreement by which Lessor acquired the Equipment; and (c) that Lessee may communicate with Supplier and receive an accurate and complete statement of those promises and warranties, including any disclaimers and limitation of them or of remedies.

If the Equipment is unsatisfactory for any reason, Lessee shall make claim on account thereof solely against Supplier, and any of Supplier’s vendors, and as of the Commencement Date shall nevertheless pay Lessor all rent and other amounts payable under the Lease. Lessor shall have no liability for Supplier’s failure to meet specifications, or failure to fulfill any warranty. Lessor acknowledges that all manufacturer and/or Suppler warranties are for the benefit of Lessor and Lessee. So long as Lessee is not in default hereunder and Lessor has not terminated this Lease, Lessee shall have and Lessor hereby assigns to Lessee all of the rights which Lessor may have against Supplier and Supplier’s vendors for breach of warranty or other representations relating to the Equipment. Lessee understands and agrees that neither Supplier nor any agent of Supplier is an agent of Lessor or is authorized to waive or alter any term or condition of this Lease.

5.	TERM AND RENT.

The Lease term shall commence as of the date that any of the Equipment is delivered to Lessee or Lessee’s agent (the “Commencement Date”) and shall continue until the obligations of Lessee under this Lease are fully performed. Advance rentals are not refundable if the Lease term for any reason does not commence or if this Lease is duly terminated by Lessor. The sum of all periodic installments of rent indicated on any attached Schedule shall constitute the aggregate rent reserved under this Lease. The aggregate rent reserved under this Lease shall be payable periodically in advance as indicated on the Schedule at the Lessor’s address on the Schedule. Lessee’s obligation to pay the rent as of the Commencement Date is absolute and unconditional and not subject to any abatement, set-off, defense, counterclaim or interruption for any reason whatsoever, Lessee agrees to accept delivery of the Equipment and that the validity of this lease and Lessee’s obligations under this Lease shall not be affected by any delay in shipment by the Supplier.

Notwithstanding the above, in the event Lessee fails to accept any Equipment, Lessee may terminate this Lease with respect to such Equipment and shall be entitled to a refund of any advance rent paid to Lessor on account of such Equipment, and Lessee shall have no further obligations under this Lease with respect to such Equipment.

6.	NON-CANCELABLE LEASE.

THIS LEASE CANNOT BE CANCELLED BY LESSEE DURING THE TERM HEREOF OR PRIOR TO ALL RENT AND ALL OTHER OBLIGATIONS HAVING BEEN PAID BY LESSEE.

7.	LESSOR TERMINATION BEFORE EQUIPMENT ACCEPTANCE.

If within ninety (90) days from the date Lessor orders the Equipment, it has not been delivered, installed and accepted by Lessee (in form satisfactory to Lessor) for all purposes of this Lease, Lessor or Lessee may, on ten (10) days written notice to Lessee or Lessor, as applicable, terminate this Lease and all of their obligations hereunder.

8.	TITLE: PERSONAL PROPERTY.

The Equipment is and shall at all times remain, the property of Lessor or its assignees, and title to the Equipment shall at all times remain with Lessor, and Lessee shall have no right, title or interest therein except as set forth in this Lease. If Lessor supplies Lessee with labels or other markings indicating that the Equipment is owned by Lessor, Lessee shall affix such labels to and keep them in a prominent place on the Equipment. Lessee hereby authorizes Lessor to insert in this Lease or Schedule the serial numbers, and any other identification data of Equipment when determined by Lessor.

This Lease is intended by the parties to be a lease and not a security agreement subject to Article 9 of the Uniform Commercial Code. However, in the event this Lease is determined to be a security agreement, Lessee hereby grants Lessor a security interest in the Equipment and authorizes Lessor, at Lessee’s expense, to cause this Lease, or any statement or other instrument showing the interest of Lessor in the Equipment, including Uniform Commercial Code Financing Statements to be filed or recorded and re-filed and re-recorded and grants Lessor the right to execute Lessee’s name on any such instrument. Lessee agrees to pay or reimburse Lessor for its administrative costs and out of pocket expenses relating to any searches undertaken by Lessor or any filings, records, stamp fees or taxes arising from the filing or recording or any such instrument or statement. Except with respect to any liens arising by, through or under Lessor, Lessee shall at its sole expense protect and defend Lessor’s title to the Equipment against all persons, at all times keeping the Equipment free from any legal process, lien or encumbrance whatsoever including but not limited to liens, attachments, levies and executions, and shall give Lessor immediate written notice thereof and shall indemnify Lessor from any loss caused thereby. Lessee shall execute or obtain from third parties and deliver to Lessor, upon Lessor’s request, such further instruments and assurances as Lessor deems necessary or advisable for the confirmation or perfection of Lessor’s rights hereunder.

The Equipment is and shall at all times be and remain personal property notwithstanding that the Equipment or any part thereof may now be or hereafter become in any manner affixed or attached to real property or any improvements thereon.

9.	CARE, USE, LOCATION AND ALTERATION.

Lessee at its sole cost and expenses shall maintain and keep the Equipment in good repair, condition and working order, shall use the Equipment in compliance with all laws and regulations (including, without limitation, all OSHA requirements) and shall keep the Equipment free and clear of all liens and encumbrances, claims and/or legal processes of creditors or others and shall make no alterations, modifications, additions, subtractions or improvements to the Equipment, without the prior written consent of Lessor, except as the otherwise required by this paragraph. All additions and improvements of whatever kind and nature to the Equipment shall be deemed accessions thereto and shall belong to and become the property of the Lessor and shall be a part of the Equipment under this Lease. Lessee represents that the Equipment shall be used by Lessee solely in the normal course of its business and in the manner for which it was designed. If the Supplier has provided Lessee with a standard maintenance schedule, such schedule will constitute minimum maintenance compliance and Lessee, upon request, shall supply Lessor with evidence of such compliance. The Equipment shall not be removed from the Equipment location shown on the Schedule, without Lessor’s prior written consent. Lessor shall have the right to inspect the Equipment at any reasonable time.

10.	REDELIVERY.

Upon expiration or earlier termination of this Lease or any Schedule hereto as to any Equipment, Lessee shall return the Equipment freight prepaid to Lessor in good repair, condition and working order, ordinary wear and tear resulting from proper use and damage covered by insurance alone excepted in a manner and to a location designated by Lessor within the continental United States. If upon such expiration or termination the Lessee does not immediately return the Equipment to Lessor, the Equipment shall continue to be held and leased hereunder, and this Lease shall thereupon be extended for successive thirty (30) day periods for its fair market rental value not to exceed the monthly equivalent of the periodic installment of rent with respect to such Equipment, as determined by Lessor, subject to the right of either the Lessee or the Lessor to terminate this Lease upon thirty (30) days’ written notice, whereupon Lessee shall immediately deliver the Equipment to the Lessor as set forth in this paragraph. Lessee shall have been deemed to return the Equipment when the Equipment is placed on board with the common carrier. Any obligations to return the Equipment at Lease expiration do not apply to any Equipment subject to a $1.00 purchase option.

11.	RISK OF LOSS.

From the Commencement Date, Lessee shall bear all risk of loss, theft, damage or destruction to the Equipment from any cause and the occurrence of such loss, theft, damage or destruction shall not relieve Lessee of Lessee’s rent or any other obligation hereunder. Lessee assumes all risks and liability for the Equipment and for the use, possession, operation, maintenance, storage and condition thereof. In the event of loss, theft damage or destruction, Lessee shall: (a) return the damaged Equipment to good repair, condition and working order that is substantially the same as immediately before the damage; or (b) replace lost or damaged Equipment with like Equipment in good repair, condition and working order that is substantially the same as immediately before the loss, damage or destruction with documentation creating clear title thereto in Lessor; or (c) pay to the Lessor as liquidated damages and not as penalty, (i) the unpaid purchase price of the Equipment at termination as shown on the amortization schedule attached as Exhibit B to the affected Lease Schedule; multiplied by (ii) the difference, if positive, of the implicit lease rate for such Lease Schedule as shown on such Lease Schedule; minus (iii) the effective US Treasury rate for the period equal to the remaining term of the Lease. . The parties agree that this amount is the fair value of the Equipment on the day of such loss, theft, damage or destruction. Upon Lessor’s receipt of such payment, this Lease, as to such damaged Equipment, shall terminate, and Lessee and/or Lessee’s insurer shall be entitled to Lessor’s interest in such Equipment for salvage purposes, in its then condition and location, as is, without warranty, express or implied except that Lessor shall expressly warrant its title to such Equipment, free and clear of all liens, claims or encumbrances arising by, through or under Lessor.

12.	INSURANCE.

During the term of this Lease and any renewal term, Lessee shall maintain the minimum insurance set forth below. The insurance requirements set forth below shall be maintained by Lessee and will not limit, in any manner, the liabilities and obligations of Lessee.

Lessee shall pay the premiums for all required insurance set forth below, and shall provide a Certificate of Insurance or a copy of the insurance policies to Lessor in accordance with requirements of Section 19 (Notices) herein. Failure of Lessor to demand a Certificate of Insurance evidencing full compliance with these insurance requirements as set forth below, or failure of Lessor to identify a deficiency in the Certificate of Insurance that is provided shall not be construed as a waiver of Lessee’s obligation to maintain such insurance. If Lessee fails to maintain the insurance as set forth herein, then, Lessor shall have the right, but not the obligation, to purchase said insurance at Lessee’s expense.

The proceeds of such insurance, at the Lessee’s, with Lessor’s consent, which shall not be unreasonably withheld, shall be applied (i) toward the replacement, restoration or repair of the Equipment or (ii) toward payment of the obligations of Lessee hereunder.

The following Physical Damage Requirement and Liability Requirement shall be applicable only to Equipment that is not a road-use vehicle:

Physical Damage Requirement

Lessee agrees to keep the Equipment insured for its estimated full replacement value against all perils of loss or damage, with no less than the covered perils available through the “Special Form” on a Commercial Property Insurance policy and shall have the policy endorsed to name Lessor as Loss Payee.

Liability Requirement

Lessee shall maintain Commercial General Liability as appropriate for the Equipment being leased of not less than $1,000,000 per occurrence (combined single limit) and shall have the policy endorsed to name the Lessor as an Additional Insured.

The following Physical Damage Requirement and Liability Requirement shall be applicable only to Equipment that is a road- use vehicle:

Physical Damage Requirement

Lessee agrees to keep the Equipment insured for actual cash value against all perils or loss available under Commercial Auto insurance policy and shall have the policy endorsed to name Lessor as Loss Payee.

Liability Requirement

Lessee agrees to maintain Commercial Auto Liability coverage with a limit of no less than $1,000,000 per accident or occurrence and shall have the policy endorsed to name the Lessor as an Additional Insured.

13.	NET LEASE: TAXES.

This Lease is a net lease. Lessee intends the rental payments hereunder to be net to Lessor, and Lessee shall pay all sales, use, excise, stamp, documentary and property taxes, license and registration fees, assessments, fines, penalties and similar charges and any other charges or taxes imposed on the ownership, possession or use of the Equipment during the term of this Lease. Lessee shall pay all taxes (except Lessor’s federal or state net income or equivalent taxes) imposed on Lessor or Lessee with respect to the rental payments hereunder. If under local law or for any other reason Lessee may not make such payments directly; Lessee will promptly notify Lessor and reimburse Lessor on demand for all payments made by Lessor. If any license, assessment or tax is, by law, to be assessed or billed to Lessor, Lessee at its expense will do any and all things required to be done by Lessor in connection with the levy, assessment, billing or payment thereof and is hereby authorized by Lessor to act for and on behalf of Lessor in any and all such respects if required to act by Lessor including, but not limited to, the contest or protest, in good faith, of the validity or the amount thereof. To the extent not prohibited by law, Lessee will cause all billings of such governmental obligations of Lessor to be made to it in care of Lessee and will from time to time, on the request of Lessor, submit written evidence of the payment of all such governmental obligations.

14.	INDEMNITY.

Lessee shall hold Lessor harmless from and indemnify and defend Lessor against, any and all claims, actions, suits, losses, proceedings, costs, expenses, damages, obligations, disbursements and liabilities, including attorneys’ fees and court costs arising out of, connected with or resulting from the Equipment or this Lease, including without limitation, the manufacture, selection, delivery, possession, use, operation, storage or return of the Equipment, but excluding any claims, actions, suits, losses, proceedings, costs, expenses, damages, obligations, disbursement and liabilities, including attorneys’ fees and court costs, arising, connected or resulting from Lessor’s own negligence or willful misconduct. This Paragraph 14 shall survive the termination or expiration of the Lease.

15.	LIMITATION OF ACTION BY LESSEE.

Any action by Lessee under this Lease shall be commenced within one (1) year after the cause of action accrues; provided, however, Lessee agrees to provide written notice to Lessor of any event that it is knows will give rise to a cause of action, within sixty (60) days of the occurrence of the event.

16.	DEFAULT AND REMEDIES.

Any of the following events or conditions shall constitute a default under this Lease (an “Event of Default”): (a) Lessee’s failure to make any payment required under this Lease or under any other lease agreement between Lessor and Lessee and such failure continues for fifteen (15) days after Lessee’s receipt of notice thereof; (b) the filing of a petition in bankruptcy, arrangement, insolvency or reorganization by or against Lessee or any guarantor of Lessee’s obligations under this Lease (each such guarantor, a “Guarantor”); (c) Lessee or any Guarantor makes an assignment for the benefit of its creditors, or a receiver, guardian, custodian or trustee is appointed for Lessee or Lessee’s assets or for any Guarantor or for such Guarantor’s assets; (d) failure to perform by Lessee or any Guarantor, in the manner and at the time specified, of any other term or condition in this Lease or any other lease or agreement between Lessor and Lessee, or Lessor and Guarantor, as applicable and such failure continues for thirty (30) days after Lessee’s receipt of notice thereof; (e) Lessee sells all or a substantial part of Lessee’s assets; or (f) any representation or warranty made under this Lease or information provided by Lessee or any Guarantor in connection with this Lease is or was false or fraudulent in any material respect; (g) a material adverse change occurs in Lessee’s financial condition or in the financial condition of any Guarantor; (h) any individual Lessee, Guarantor or partner of Lessee dies; or (i) a default or event of default occurs under any other loan agreement, instrument, document, promissory note or any other agreement between Lessee and Lessor or Guarantor and Lessor. In the event of the occurrence of an Event or Default, Lessor may, to the extent not prohibited by law, exercise any one or more of the following remedies: (a) proceed by court action to enforce performance by Lessee of Lessee’s obligations under the Lease; (b) terminate the Lease; (c) declare the entire balance of rent for the full term hereof immediately due and payable as to any or all Schedules covered hereby and to similarly accelerate the balances under any other leases or agreements between Lessor and Lessee present valued to the date of default computed at 7% per annum; (d) recover all rents, and other monies due and/or to become due under any or all Schedule(s) hereunder plus the residual value of the Equipment, present valued to the date of default computed at seven percent (7%) per annum as liquidated damages and not as a penalty; (e) recover any loss or damage suffered by Lessor as a direct result of such default; (f) require Lessee at Lessee’s expense, to assemble all Equipment at a place reasonably designated by Lessor; (g) remove any physical obstructions for removal of the Equipment from the place where the Equipment is located and take possession of any or all items of Equipment, without demand or notice, wherever same may be located, disconnecting and separating all such Equipment from any other property, with or without any court order or pre-taking hearing or other process of law, it being fully understood that facility of repossession in the event of default is a basis for the financial accommodation reflected by this Lease. Lessee hereby waives any and all damages occasioned by such retaking. Lessor may, at its option, use, ship, store, and repair or lease all Equipment so removed, and sell or otherwise dispose of any such Equipment at a private or public sale. Lessor may expose and resell the Equipment at Lessee’s premises at reasonable business hours without being required to remove the Equipment. In the event Lessor takes possession of the Equipment, Lessor shall give Lessee credit for any sums received by Lessor from the sale or for the present value of the rents from a rental of the Equipment computed at the implicit rate of such lease, after deduction of the expenses of sale or rental. Lessor shall be entitled to any surplus and Lessee shall remain liable for any deficiency. Lessee shall also be liable for and shall pay to Lessor (a) all expenses incurred by the Lessor in connection with the enforcement of any of Lessor’s remedies, including all expenses of repossession, storing, shipping, repairing and selling the Equipment, including any attorneys’ fees, and (b) interest on all sums due Lessor from the date of such sums becoming payable at the rate of one-half percent (0.5%) per month, but only to the extent not prohibited by law.

Lessor and Lessee acknowledge the difficulty in establishing a value for the unexpired lease term and owing to such difficulty agree that the provisions of this paragraph represent an agreed measure of damages and are not to be deemed a forfeiture or penalty. Lessee grants Lessor a security interest and lien in any and all deposit accounts of Lessee and any other monies now or hereafter owed the Lessee to secure Lessee’s obligations under the Lease. As an additional remedy, upon default or Event of Default, Lessor may setoff any amounts owed hereunder against such deposit accounts and monies owed Lessee. In addition, it is expressly agreed and understood that Lessee’s obligations under the Lease are secured by all existing and future security agreements, assignments, and mortgages from Lessee to Lessor, from any Guarantor to Lessor, and from any other person providing collateral security for Lessee’s obligations, and a default under any of them shall constitute a default under the Lease.

Whenever any payment is not made by Lessee when due hereunder, Lessee agrees to pay to Lessor, not later than one (1) month thereafter, an amount calculated at the rate of ten cents (10¢) per one dollar ($1.00) for each such delayed payment as an administrative fee to off-set Lessor’s collection costs, but only to the extent not prohibited by law. Such amount shall be payable in addition to all amounts payable by Lessee as a result of exercise of any of the remedies herein provided.

All remedies of Lessor for any default or Event of Default by Lessee hereunder are cumulative, are in addition to any other remedies provided for by law,

including, without limitation, remedies provided in Wis. Stats. (411.523, and may to the extent not prohibited by law, be exercised concurrently or separately. The exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of the Lessor to exercise and no delay in exercising any right or remedy shall operate as a waiver thereof or modify the terms of this Lease. A waiver of default or Event of Default by Lessor on any one occasion shall not be deemed a waiver of any other or subsequent default or Event of Default.

17.	PERFORMANCE BY LESSOR OF LESSEE’S OBLIGATIONS.

In the event Lessee fails to comply with any provision of this Lease, Lessor shall have the right, but shall not be obligated, to effect such compliance on behalf of Lessee upon twenty (20) days prior written notice to Lessee. In such event, all monies advanced or expended by Lessor, and all expenses of Lessor in effecting such compliance, shall be deemed to be addition rent, and shall be paid by Lessee to Lessor at the time of the next periodic payment of rent.

18.	ASSIGNMENT: QUIET ENJOYMENT.

Lessor may, without notice to Lessee, assign this Lease and/or the rentals due hereunder. Lessee agrees that no assignee of Lessor shall be bound to perform any duty, covenant, condition or warranty (express or implied) attributable to Lessor, and Lessee further agrees not to raise any claim or defense arising out of this Lease or otherwise against Lessor as a defense, counterclaim or off-set to any action against Lessee by any assignee hereunder. Lessee agrees upon notification of assignment to recognize such assignment; to accept the directions, demands, or consents of such assignee in place of those of Lessor; to pay all rent hereunder as directed by such assignee; and not to terminate this Lease, notwithstanding any default on the part of Lessor or any other liability or obligation on the part of Lessor to Lessee whether or not arising under this Lease. Notwithstanding any assignment by Lessor, providing Lessee is not in default hereunder, Lessee shall quietly enjoy use of the Equipment, subject to the terms and conditions of the Lease, including warranty disclaimers.

WITHOUT LESSOR’S PRIOR WRITTEN CONSENT IN EACH INSTANCE, LESSEE SHALL NOT ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THE EQUIPMENT OR ANY INTEREST THEREIN, SUBLET OR LEND THE EQUIPMENT OR ANY PART OF IT OR PERMIT IT TO BE USED BY ANYONE OTHER THAN LESSEE OR LESSEE’S EMPLOYEES, OR ASSIGN OR DELEGATE ANY OF ITS RIGHTS OR DUTIES UNDER THIS LEASE, ANY SCHEDULE OR ANY OTHER AGREEMENT BETWEEN LESSOR AND LESSEE.

ANY PURPORTED ASSIGNMENT OF RIGHTS BY LESSEE OR DELEGATION OF DUTIES BY LESSEE IN VIOLATION HEREOF IS NULL AND VOID.

19.	NOTICES.

All notices and demands of any kind which any party hereto may be required or desires to serve upon another party under the terms of this Agreement shall be in writing and shall be served upon such other party: (a) by personal service upon such other party at such other party’s address set forth above, (b) by sending a copy thereof by Federal

Express or equivalent courier service, addressed to such other party at the address of such other party set forth below; (c) by sending a copy thereof by facsimile to such other party at the facsimile number, of such other party set forth below, confirmed in writing of the receipt of such facsimile transmission by the recipient during the recipient’s business hours and if not during business hours, then deemed accepted the following business day; or (d) by sending an email to a valid email address of an authorized representative of a party, confirmed in writing of the receipt of such email by the recipient during the recipient’s business hours and if not during business hours than deemed accepted the following business day. Such service shall be deemed complete upon reasonable evidence of actual receipt. The addresses and facsimile numbers to which, and persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon the other parties.

20.	REPRESENTATIONS & COVENANTS OF LESSEE.

1. Lessee represents and warrants to Lessor that:

(a) Lessee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and it is duly qualified and authorized to do business and is in good standing as a foreign entity in the jurisdictions where the character of its property or its business activities makes such qualification necessary.

(b) Lessee has the right and power and is duly authorized to execute and deliver each agreement, document and instrument related to this Lease and each Schedule (collectively, the “Lease Documents”) to which it is a party and to perform and observe the provisions of the Lease Documents to which it is a party. The execution, delivery and performance by each Lessee of each Lease Document to which it is a party do not and will not (i) require any consent or approval of any governmental authority or agency, or third party (other than any consent or approval that has been obtained and is in full force and effect), (ii) conflict with, violate, result in any breach of any of the provisions of, or constitute a default under, [a] any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award that is applicable to or binding on Lessee, [b] the charter and other organizational documents of Lessee or [c] any agreement, indenture, instrument or other document, or any judgment, order or decree, that is binding upon Lessee or any of its properties or (iii) require, or result in, the creation or imposition of any lien on any of its assets.

(c) This Lease, each Schedule and each other Lease Document to which Lessee is a party is the legal, valid and binding obligation of Lessee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

(d) Lessee (i) holds all material permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any governmental authority necessary for the conduct of its business; (ii) is in material compliance with all applicable federal and state laws; and (iii) is not in violation of or in default under any material agreement to which it is a party or by which any material portion of its assets is subject or bound.

(e) The financial statements of Lessee, delivered to Lessor, are true and complete in all material respects, were prepared in accordance with generally accepted accounting principles (“GAAP”) and present fairly the financial condition of Lessee as of the date of such financial statements and the results of their operations for the period then ending.

(f) Since the date of last financial statements delivered to Lessor, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of Lessee.

(g) No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the knowledge of Lessee, threatened against it that might reasonably be expected to have a material adverse effect

(h) Lessee has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to each such return, except any such taxes or charges that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books. Lessee has made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but that are not yet due and payable.

(i) Lessee warrants that neither it nor any of its directors, officers, partners (if a partnership), managers or members (if a limited liability company), has, directly or indirectly, a substantial financial interest in the manufacturer or vendor of any Equipment.

(j) All information heretofore or contemporaneously herewith furnished in writing by Lessee to Lessor for purposes of or in connection with this Lease and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Lessee to Lessor pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which it was given (it being recognized by Lessor that any projections and forecasts provided by Lessee are based on good faith estimates and assumptions believed by Lessee to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

2. Lessee covenants and agrees that so long this Master Lease and any Schedule is in effect:

(a) Lessee shall maintain and preserve, (i) its existence and good standing in the jurisdiction of its organization and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary. Lessee shall comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits.

(b) Lessee shall not be a party to any merger or consolidation in which it is not the surviving entity.

(c) Lessee shall notify Lessor in writing of any change in Lessee’s name, type of organization, organizational identification number or jurisdiction of organization at least twenty (20) days prior to the effective date thereof. Lessee shall execute and deliver to Lessor any and all financing statements and other documents requested by Lessor in connection with any of the foregoing and as a condition to making effective any of the foregoing.

(d) Lessee shall pay, prior to delinquency, all taxes and other governmental charges against it, as well as claims of any kind that, if unpaid, could become a lien on any of its property; such taxes or charges are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on Lessee’s books.

(e) Lessee shall promptly notify Lessor upon receiving notice of any pending litigation or governmental proceeding against Lessee, which, if adversely determined result in a material adverse effect.

(f) Lessee shall furnish to Lessor promptly when available and in any event within one hundred twenty (120) days after the close of each fiscal year a copy of balance sheet, income statement and statement of cash flows of Lessee as at the end of such fiscal year, certified by an officer of Lessee. Lessee shall furnish to Lessor, promptly upon request, such other financial statements and other information (financial or otherwise) as described on any schedule to this Lease, which information shall be submitted in form and detail reasonably satisfactory Lessor and, if requested, shall be certified by an officer of Lessee.

21.	GOVERNING LAW: JURISDICTION: VENUE: SERVICE OF PROCESS.

THIS LEASE SHALL BE BINDING WHEN ACCEPTED INWRITING BY THE LESSOR IN THE STATE OF WISCONSIN AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. LESSEE CONSENTS TO THE JURISDICTION OF COURT IN THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, WITH RESPECT TO ANY LEGAL ACTION COMMENCED HEREUNDER. NOTHING CONTAINED HEREIN IS INTENDED TO PRECLUDE LESSOR FROM COMMENCING ANY ACTION HEREUNDER IN ANY COURT HAVINGJURISDICTION. LESSEE HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURT IN THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LEGAL ACTION SET FORTH ABOVE. LESSEE HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE ON ANY SUCH LEGAL ACTION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

22.	WAIVER OF JURY TRIAL.

EACH OF LESSEE AND LESSOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY LEASING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING,

AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

23.	MISCELLANEOUS.

This Lease inures to the benefit of and is binding upon the heirs, legatees, personal representatives, successors and assigns of the parties hereto, subject to the provisions of this Lease regarding same. Time is of the essence of this Lease. This Lease and all Schedules attached hereto contain the entire agreement between Lessor and Lessee, and no modification of this Lease shall be effective unless in writing and executed by an executive officer of Lessor. If there is a conflict between one of the positions of this Lease and a Schedule, the provisions of the Schedule shall prevail. If more than one Lessee is named in this Lease, the liability of each shall be joint and several. In the event any provision of this Lease shall be unenforceable, then such provision shall be deemed deleted, however, no other provision hereof shall be affected thereby and this Lease shall be construed as if such provision had never been contained herein. Any condition to a party’s obligation to perform may be waived by such party but only if the waiver is in writing. The failure of either party to exercise any right under this lease, or take any action permitted on a breach by the other party, shall not be deemed a waiver thereof or of other or future rights or breaches of the same or different nature. The paragraph headings in this lease are for convenience only and shall not alter or affect the meaning of any provisions of this lease.

24.	OTHER DEFAULTS; THIRD PARTIES

In addition to the Defaults referenced in paragraph sixteen (16) above, Lessee shall be in Default of this Lease if Lessee fails to pay upon the acceleration or demand for payment after default or maturity of any other third party agreement or instrument to which Lessee is a party and under which there is then outstanding, owing, or committed an aggregate amount greater than $100,000.00.

25.	MISCELLANEOUS.

Upon early termination of this Lease, by reason of Default, early payment or otherwise, Lessor shall be entitled to charge Lessee, and Lessee shall be obligated to pay a Break Funding Charge resulting from such early termination. For purposes of this paragraph, the term “Break Funding Charge” shall be an amount equal to the product of: (i) the unpaid purchase price of the Equipment at termination as shown on the amortization schedule attached as Exhibit B to the affected Lease Schedule; multiplied by (ii) the difference, if positive, of the implicit lease rate for such Lease Schedule as shown on such Lease Schedule; minus (iii) the effective US Treasury rate for the period equal to the remaining term of the Lease.

ACCEPTED BY:

ASSOCIATED BANK NATIONAL ASSOCIATION		SIGMATRON INTERNATIONAL, INC
“LESSOR”		“LESSEE”

By:	/s/ Douglas D. Jansen	By:	/s/ Linda K. Frauendorfer
	(Signature)		(Signature)
Name:	Douglas D. Jansen	Name:	Linda Frauendorfer
Title:	Vice President – Commercial Loans	Title:	CFO
Date:	10/3/13	Date:	10/3/13

LEASE SCHEDULE NO. 001

This Lease Schedule No. 001 (“Lease Schedule”) is an attachment to Master Lease Agreement No. 2170 dated 10/03/13 by and between the undersigned (The Master Lease is defined as the “Lease;” the Master Lease Agreement, together with the Lease Schedule and any other lease schedule by and between the undersigned is referred to as the “Lease”). All capitalized terms used in this Lease Schedule shall have the meaning set forth in the Lease.

LESSOR:	LESSEE:
Associated Bank, National Association,	SigmaTron International, Inc
a federally charted banking associaton	2201 Landmeier Road
2870 Holmgren Way, PO Box 11361	Elk Grove Village, IL 60007
Green Bay, WI 54307

Equipment Leased: See Attached Exhibit A

Initial Lease Term	Advance Rentals		Rental Payment Due Date
60 Months	1 Advance Rentals	$40,173.06	The 10th day of each month

60 Payments	Down Payment	$0.00

	Taxes 0.0000%	$0.00

Rental Payment	Documentation Fee	$250.00	End-of-Lease Options

$40,173.06 per month,	Lease Deposit	$0.00	$1.00 Buyout

plus applicable taxes	Amount Due	$40,423.06

ADDITIONAL PROVISIONS:

LEASE DEPOSIT. The Lease Deposit referenced above may be returned to Lessee at the end of the Term of this Lease so long as no Event of Default has occurred under the terms of the Lease. In the case of an Event of Default under the Lease, the Lease Deposit may be applied by Lessor to satisfy any outstanding monetary obligation of Lessee to Lessor under this Lease or under any other agreement between Lessor and Lessee. The Lease Deposit shall be held by Lessor and shall not accrue interest.

ADDITIONAL FINANCIAL STATEMENT MONITORING REQUIREMENTS:

Lessee shall provide to Lessor the following documents, in a form acceptable to Lessor:

1.	Quarterly financial statements of SigmaTron International, Inc including balance sheet, income statement and cash flow statement of year-to-date periods within 45 days of the end of each fiscal quarter.

Lessor hereby agrees to lease to the Lessee named below, and Lessee hereby agrees to lease and rent from Lessor the Equipment listed above or on any exhibit attached hereto, for the term and at the rental payments specified, all subject to the terms and conditions set forth in such Lease. Lessee further agrees that, at the option of Lessor, this Schedule shall be a separately enforceable Lease, the terms and conditions of which shall be those set forth in the Equipment Lease. The residual value of the Equipment subject to the lease is $0.00.

Accepted By:		Accepted By:
	Associated Bank, National Association		SigmaTron International, Inc
	“LESSOR”		“LESSEE”

By:	/s/ Douglas D. Jansen	By:	/s/ Linda K. Frauendorfer
	(Signature)		(Signature)

Name:	Douglas D. Jansen	Name:	Linda K. Frauendorfer

Title:	Vice President, Commercial Loans	Title:	CFO

Date:	10/3/2013	Date:	10/3/2013

LEASE SCHEDULE NO. 002

This Lease Schedule No. 002 (“Lease Schedule”) is an attachment to Master Lease Agreement No. 2170 dated 10/03/13 by and between the undersigned (The Master Lease is defined as the “Lease;” the Master Lease Agreement, together with the Lease Schedule and any other lease schedule by and between the undersigned is referred to as the “Lease”). All capitalized terms used in this Lease Schedule shall have the meaning set forth in the Lease.

LESSOR:	LESSEE:
Associated Bank, National Association,	SigmaTron International, Inc
a federally charted banking associaton	2201 Landmeier Road
2870 Holmgren Way, PO Box 11361	Elk Grove Village, IL 60007
Green Bay, WI 54307

Equipment Leased: See Attached Exhibit A

Initial Lease Term	Advance Rentals		Rental Payment Due Date
60 Months	1 Advance Rentals	$1,454.59	The 10th day of each month

60 Payments	Down Payment	$0.00

	Taxes 0.0000%	$0.00

Rental Payment	Documentation Fee	$250.00	End-of-Lease Options

$1,454.59 per month,	Lease Deposit	$0.00	$1.00 Buyout

plus applicable taxes	Amount Due	$1,704.59

ADDITIONAL PROVISIONS:

LEASE DEPOSIT. The Lease Deposit referenced above may be returned to Lessee at the end of the Term of this Lease so long as no Event of Default has occurred under the terms of the Lease. In the case of an Event of Default under the Lease, the Lease Deposit may be applied by Lessor to satisfy any outstanding monetary obligation of Lessee to Lessor under this Lease or under any other agreement between Lessor and Lessee. The Lease Deposit shall be held by Lessor and shall not accrue interest.

ADDITIONAL FINANCIAL STATEMENT MONITORING REQUIREMENTS:

Lessee shall provide to Lessor the following documents, in a form acceptable to Lessor:

1.	Quarterly financial statements of SigmaTron International, Inc including balance sheet, income statement and cash flow statement of year-to-date periods within 45 days of the end of each fiscal quarter.

Lessor hereby agrees to lease to the Lessee named below, and Lessee hereby agrees to lease and rent from Lessor the Equipment listed above or on any exhibit attached hereto, for the term and at the rental payments specified, all subject to the terms and conditions set forth in such Lease. Lessee further agrees that, at the option of Lessor, this Schedule shall be a separately enforceable Lease, the terms and conditions of which shall be those set forth in the Equipment Lease. The residual value of the Equipment subject to the Lease is $0.00.

Accepted By:		Accepted By:
	Associated Bank, National Association		SigmaTron International, Inc
	“LESSOR”		“LESSEE”

By:	/s/ Douglas D. Jansen	By:	/s/ Linda K. Frauendorfer
	(Signature)		(Signature)

Name:	Douglas D. Jansen	Name:	Linda K. Frauendorfer

Title:	Vice President, Commercial Loans	Title:	CFO

Date:	10/3/2013	Date:	10/3/2013